Exhibit 99.1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholder

Combustion Components Associates, Inc.

We have audited the accompanying financial statements of Combustion Components Associates, Inc. (a Connecticut corporation), which comprise the balance sheet as of November 30, 2013, and the related statements of operations, stockholder’s equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Combustion Components Associates, Inc. as of November 30, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Dallas, Texas

June 13, 2014

Combustion Components Associates, Inc.

Balance Sheets

	November 30, 2013	February 28, 2014
	(audited)	(unaudited)
Current assets:
Cash and cash equivalents	$2,328,592	$1,813,134
Accounts receivable, net of allowance for doubtful accounts of $26,693 at November 30, 2013 and February 28, 2014	1,916,418	1,394,620
Inventories	46,880	46,880
Costs and earnings in excess of billings on uncompleted contracts	21,577	630,505
Other current assets	259,484	256,142

Total current assets	4,572,951	4,141,281
Property, plant and equipment, net	393,664	375,983

Total assets	$4,966,615	$4,517,264

Current liabilities:
Accounts payable	$366,578	$523,216
Billings in excess of costs and earnings on uncompleted contracts	675,392	472,416
Accrued liabilities and other	540,175	339,533

Total current liabilities	1,582,145	1,335,165
Long-term debt	43,517	—
Stockholder’s equity	3,340,953	3,182,099

Total liabilities and stockholder’s equity	$4,966,615	$4,517,264

See accompanying notes to financial statements.

Combustion Components Associates, Inc.

Statements of Operations

	Year ended November 30,	Three months ended February 28,
	2013	2013	2014
	(audited)	(unaudited)
Revenue	$13,555,694	$3,316,190	$2,695,127
Cost of goods sold	11,385,871	2,800,791	2,169,020

Gross profit	2,169,823	515,399	526,107
Operating expenses	1,646,323	410,954	445,044

Operating income	523,500	104,445	81,063
Other income (expense):
Interest expense, net	(2,480)	(12)	83
Other	(17,321)	6,400	—

	(19,801)	6,388	83

Net earnings	$503,699	$110,833	$81,146

See accompanying notes to financial statements.

Combustion Components Associates, Inc.

Statement of Stockholder’s Equity

	Common stock	Retained earnings	Total stockholder’s equity
Balance at November 30, 2012	$1,000	$4,076,254	$4,077,254
Current period earnings	—	503,699	503,699
Distributions to stockholder	—	(1,240,000)	(1,240,000)

Balance at November 30, 2013 (audited)	1,000	3,339,953	3,340,953
Current period earnings	—	81,146	81,146
Distributions to stockholder	—	(240,000)	(240,000)

Balance at February 28, 2014 (unaudited)	$1,000	$3,181,099	$3,182,099

See accompanying notes to financial statements.

Combustion Components Associates, Inc.

Statements of Cash Flows

	Year ended	Three months ended
	November 30, 2013	February 28, 2013	February 28, 2014
	(audited)	(unaudited)
Cash flows from operating activities:
Net earnings	$503,699	$110,833	$81,146
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	134,704	38,905	21,098
Provision for warranty expense	40,000	10,000	—
Provision for bad debt expense	26,693	—	—
Gain (loss) on sale of assets	(12,592)	(6,400)	—
Changes in operating assets and liabilities:
Accounts receivable	290,716	(781,556)	521,798
Inventories	8,483	—	—
Costs and earnings in excess of billings on uncompleted contracts	504,022	—	(608,928)
Other current assets	(201,141)	—	3,342
Accounts payable	133,912	507,613	156,638
Billings in excess of costs and earnings on uncompleted contracts	604,985	481,807	(202,976)
Other liabilities	(66,782)	(147,399)	(200,642)

Net cash provided by (used in) operating activities	1,966,699	213,803	(228,524)
Cash flows from investing activities:
Purchases of property and equipment	(296,196)	(66,953)	(3,417)
Proceeds from sale of property and equipment	116,991	6,400	—

Net cash used in investing activities	(179,205)	(60,553)	(3,417)
Cash flows from financing activities:
Proceeds from long-term debt	50,433	50,433	—
Payment of long-term debt	(41,403)	(5,363)	(43,517)
Distribution to stockholder	(1,240,000)	—	(240,000)

Net cash provided by (used in) financing activites	(1,230,970)	45,070	(283,517)
Net increase (decrease) in cash and cash equivalents	556,524	198,320	(515,458)
Cash and cash equivalents at beginning of year	1,772,068	1,772,068	2,328,592

Cash and cash equivalents at end of year	$2,328,592	$1,970,388	$1,813,134

Supplemental information on cash flow:
Interest paid	$2,513	$12	$—

See accompanying notes to financial statements.

Combustion Components Associates, Inc.

Notes to Financial Statements

NOTE A. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Combustion Components Associates, Inc. (the “Company”) provides combustion control technologies used to reduce NOx, particulate matter, unburned carbon and CO emissions at a variety of facilities, including utility power plants, pulp and paper mills, chemical plants, oil refineries, and ethanol plants.

Basis of Presentation

Unaudited Interim Financial Information

The accompanying unaudited interim financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information. The financial statements of the Company as of February 28, 2014 and for the three month periods ended February 28, 2014 and 2013 are unaudited and, in the opinion of management, all adjustments necessary for the fair presentation of the financial position and results of operations of the Company for the interim periods have been included and are of a normal recurring nature. The results of operations for such interim periods are not necessarily indicative of results for a full year.

Combustion Components Associates, Inc.

Notes to Financial Statements

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains cash balances in bank accounts that exceed Federal Deposit Insurance Corporation insured limits. As of November 30, 2013 and February 28, 2014, cash held in the United States exceeded federally insured limits by $1,863,386 and $1,199,337 (unaudited), respectively. The Company has not experienced any losses related to these cash concentrations.

Accounts Receivable

The Company’s accounts receivable are due from customers in various industries. Credit is extended based on an evaluation of the customer’s financial condition. Generally, collateral is not required. Accounts receivable are generally due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than contractual payment terms are considered past due. The Company records an allowance on a specific basis by considering a number of factors, including the length of time the accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company and the condition of the customer’s industry and the economy as a whole. The Company writes off accounts receivable when they become uncollectible. Payments subsequently received on such receivables are credited to the allowance for doubtful accounts in the period the payment is received.

Inventories

Inventories consist of components parts for certain systems designed and fabricated by the Company. The inventory will be incorporated into future projects or sold as replacement parts.

The Company values its inventories using the lower of weighted average cost or market. The Company regularly reviews the value of inventory on hand, and records a provision for obsolete and slow-moving inventory based on historical usage and estimated future usage. In assessing the ultimate realization of its inventories, the Company is required to make judgments as to future demand requirements. As actual future demand or market conditions may vary from those projected by the Company, adjustments to valuations may be required.

Combustion Components Associates, Inc.

Notes to Financial Statements

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation of property, plant and equipment is calculated using the straight-line method over a period considered adequate to depreciate the total cost over the useful lives of the assets, as follows:

Leasehold improvements	7 -10 years
Machinery and equipment	5 - 7 years
Vehicles, furniture and fixtures	5 - 7 years

Routine maintenance costs are expensed as incurred. Major improvements that extend the life, increase the capacity or improve the safety or the efficiency of property owned are capitalized. Major improvements to leased buildings are capitalized as leasehold improvements and amortized over the shorter of the estimated life or the lease term.

Intangible Assets

Intangible assets consist of acquired patents and design guidelines. These intangible assets are amortized over their estimated useful lives. Amortization expense for intangible assets totaled $27,500 in the year ended November 30, 2013 and $0 (unaudited) and $6,875 (unaudited) in the three month periods ended February 28, 2014 and 2013, respectively. The Company’s intangible assets were fully amortized as of November 30, 2013.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued liabilities approximate fair value due to the short maturity of these instruments. The Company estimates the carrying amount of its debt at November 30, 2013 approximates fair value, as the Company’s credit position and underlying benchmark rates since the inception of the debt have not changed significantly.

Common Stock

The Company has 1,000 shares of $1 par value common stock authorized, issued, and outstanding at November 30, 2013 and February 28, 2014.

Combustion Components Associates, Inc.

Notes to Financial Statements

Revenue Recognition

The Company recognizes revenue, net of sales taxes, from product sales or services provided when the following revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured. The Company provides certain products under longer-term, generally fixed-priced, contracts that may extend over multiple financial periods, where revenue and cost of sales are recognized in accordance with accounting rules relating to construction-type and production-type contracts. In connection with these contracts, the Company uses the percentage-of-completion method of accounting for long-term contracts that contain enforceable rights regarding services to be provided and received by the contracting parties, the consideration to be exchanged, and the manner and terms of settlement. Amounts recognized in revenue are calculated using the percentage of cost completed, generally on a cumulative cost to total cost basis. The percentage-of-completion method generally results in the recognition of reasonably consistent profit margins over the life of a contract, however changes in estimated total costs can impact profit margins from period to period. Anticipated losses on contracts are recorded in full in the period in which they become evident. Cumulative revenue recognized may be less or greater than amounts billed at any point during a contract’s term. The resulting difference is recognized as “costs and earnings in excess of billings on uncompleted contracts” or “billings in excess of costs and earnings on uncompleted contracts” in the Balance Sheets.

Pre-contract, Start-up and Commissioning Costs

The Company does not consider the realization of any individual sales order as probable prior to order acceptance. Therefore, pre-contract costs incurred prior to sales order acceptance are included as a component of operating expenses when incurred. The costs associated with the start-up and commissioning of projects are estimated and recorded in cost of goods sold in the period in which the revenue is recognized. Estimates are based on historical experience and expectation of future conditions.

Warranty Costs

The Company provides to its customers product warranties for specific products during a defined period of time, generally less than 18 months after shipment of the product. Warranties cover the failure of a product to perform after it has been placed in service. The Company reserves for estimated future warranty costs in the period in which the revenue is recognized based on historical experience, expectation of future conditions, and the extent of backup concurrent supplier warranties in place. Warranty costs are included in costs of goods sold. A roll-forward for product warranty is as follows:

Combustion Components Associates, Inc.

Notes to Financial Statements

	Year ended November 30, 2013	Three months ended February 28, 2014
	(audited)	(unaudited)
Balance, December 1, 2012	$160,000	$200,000
Provision for warranty expense	40,000	—
Warranty charges	—	—

Balance, November 30, 2013	$200,000	$200,000

Shipping and Handling Costs

Shipping and handling fees billed to customers are reported as revenue. Shipping and handling costs incurred are reported as cost of goods sold. Shipping and handling costs included in cost of goods sold were $82,420 for the year ended November 30, 2013 and $9,479 (unaudited) and $16,008 (unaudited) for the three month periods ended February 28, 2014 and 2013, respectively.

Advertising Costs

Advertising costs are charged to operating expense in the period incurred. Advertising costs were $64,020 for the year ended November 30, 2013 and $4,952 (unaudited) and $10,891 (unaudited) for the three months ended February 28, 2014 and 2013, respectively.

Income Taxes

The Company was incorporated in the State of Connecticut on March 3, 1980. The Company elected to be taxed as an S-Corporation beginning December 1, 1998. Under the rules and regulations of the United States Internal Revenue Service (“IRS”) the income tax obligations, if any, accrue directly to the Company’s sole stockholder. Accordingly, no income tax expense or future tax obligation has been recognized in the Company’s financial statements.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates, under different assumptions or conditions.

Considerable management judgment and experience is necessary to estimate the aggregate amount of costs that will ultimately be incurred related to a project. Such cost estimates include material, subcontractor, labor and delivery.

Combustion Components Associates, Inc.

Notes to Financial Statements

NOTE B. CONCENTRATIONS OF CREDIT RISK

The Company is not dependent upon any single customer or group of customers. The custom-designed and project-specific nature of its business can result in significant fluctuations in revenue attributed to specific customers and industries from period to period.

NOTE C. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are as follows:

	November 30, 2013	February 28, 2014
	(audited)	(unaudited)
Leasehold improvements	$231,081	$231,081
Machinery and equipment	236,620	240,038
Vehicles, furniture and fixtures	476,416	476,415

	944,117	947,534
Less accumulated depreciation	(550,453)	(571,551)

Property, plant and equipment, net	$393,664	$375,983

Depreciation expense for property, plant and equipment totaled $107,204 for the year ended November 30, 2013 and $21,098 (unaudited) and $32,030 (unaudited) for the three month periods ended February 28, 2014 and 2013, respectively.

NOTE D. ACCRUED LIABILITIES AND OTHER

The components of accrued liabilities and other are as follows:

	November 30, 2013	February 28, 2014
	(audited)	(unaudited)
Accrued compensation	$261,870	$77,589
Accrued warranty	200,000	200,000
Other	78,305	61,944

	$540,175	$339,533

Combustion Components Associates, Inc.

Notes to Financial Statements

NOTE E. LONG-TERM DEBT

Outstanding long-term debt at November 30, 2013 consists of a 5-year term loan secured by a Company-owned vehicle. The loan was repaid in full in December 2013.

NOTE G. COMMITMENTS AND CONTINGENCIES

The Company leases office space, office equipment and other personal property under operating leases expiring at various dates through 2017. The office lease agreement contains an escalation clause indexing future rents to an inflation index. Management expects that, in the normal course of business, leases that expire will be renewed or replaced by other leases. Total rent expense incurred under operating leases was $122,378 in the year ended November 30, 2013 and $30,845 (unaudited) and $30,344 (unaudited) in the three month periods ended February 28, 2014 and 2013, respectively.

At November 30, 2013, future minimum rental commitments under all operating leases are as follows:

Year ending November 30,
(audited)
2014	$126,360
2015	126,360
2016	78,360
2017	2,790

$333,870

Under the terms of the office lease agreement, the Company may extend the lease term for an additional five year period beginning June 30, 2016.

NOTE G. EMPLOYEE BENEFIT PLANS

The Company sponsors a defined contribution plan under Section 401(k) of the Internal Revenue Code for eligible employees who have completed at least 90 days of service. Company contributions are voluntary and at the discretion of the sole stockholder. The Company’s contribution expense was $90,112 in the year ended November 30, 2013 and $22,500 (unaudited) and $22,528 (unaudited) in the three month periods ended February 28, 2014 and 2013, respectively.

Combustion Components Associates, Inc.

Notes to Financial Statements

NOTE H. RELATED PARTIES

The Company and Holmes Tool & Engineering, Inc. (“Holmes Tool”) share common ownership. Holmes Tool operates a manufacturing facility located in Bonifay, Florida. Holmes Tool serves as one of the Company’s subcontractors under purchase orders with financial terms intended to represent those typical in an arms-length transaction with unrelated third parties. The accompanying financial statements exclude the assets, liabilities and operations of Holmes Tool. Cost of goods sold include purchases from Holmes Tool totaling $1,180,374 for the year ended November 30, 2013 and $359,543 (unaudited) and $148,374 (unaudited) for the three months ended February 28, 2014 and 2013, respectively. Accounts payable included $25,900 and $184,080 (unaudited) payable to Holmes Tool at November 30, 2013 and February 28, 2014, respectively. During the year ended November 30, 2013, the Company sold equipment to Holmes Tool for $67,300. The selling price equaled the net book value of the equipment at the time of sale. Accordingly, no gain or loss was recognized on the sale.

NOTE I. SUBSEQUENT EVENTS

In March 2014 the Company and its sole stockholder entered into a definitive agreement to sell substantially all of the assets of the Company, excluding Holmes Tool and cash, for approximately $8,900,000 in cash plus performance-based contingent payments. The transaction closed effective March 28, 2014. The Company has evaluated its financial statements for subsequent events through June 13, 2014, the issuance date of these financial statements.